EXHIBIT 16.1

March 21, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 8 of Form 10-KSB dated March 21, 2007 of MDwerks, Inc. and are in agreement with the statements contained therein.

/s/ GOLDSTEIN GOLUB KESSLER LLP

March 21, 2007